Press Release For immediate release

Invesco Reports Results for the Three Months Ended June 30, 2022

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Matt Seitz Graham Galt	404-724-4299 404-439-4853 404-439-3070

Invesco Announces Second Quarter Diluted EPS of $0.26; Adjusted Diluted EPS(1) of $0.39

Atlanta, July 27, 2022 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2022.
■$6.8 billion of net long-term outflows, resilience in key capability areas with net long-term inflows of $4.8 billion from ETFs, $2.2 billion from Active Fixed Income and $2.2 billion from our China joint venture
■$1,390.4 billion in ending AUM, a decrease of 10.6% from the prior quarter
■22.5% operating margin; 35.1% adjusted operating margin(1)
■Completed early redemption of the $600 million in Senior Notes due in November 2022

Update from Marty Flanagan, President and CEO

“The market environment for the first half of this year has been one of the most challenging in decades. Against this backdrop for the industry, and despite seeing the first net long-term outflow quarter in two years, our diversified product lineup maintained net inflows in key capability areas, notably ETFs, Active Fixed Income, and Greater China, where we maintain leadership positions.

“Our focus on building a stronger balance sheet has afforded us much greater flexibility as we weather this volatile period. In May, we took advantage of an economically attractive opportunity to redeem early $600 million of debt. As a result, total debt outstanding at the end of the second quarter was the lowest level in seven years and our leverage profile continues to improve. As we look to the future, we are committed to continuing to scale our global platform and delivering positive operating leverage as markets recover, while continuing to invest in our key capability areas.

“In this uncertain environment, clients seek an investment manager that can partner with them to meet a comprehensive range of constantly evolving needs and solve their most challenging problems. Our broad set of investment capabilities and the differentiated platform we’ve built position us well to continue to meet our clients’ needs and compete in a dynamic market environment.”

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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Net Flows:
Net long-term outflows were $6.8 billion for the second quarter of 2022, compared to inflows of $17.2 billion in the first quarter of 2022. Active net long-term outflows for the quarter were $11.3 billion, which were partially offset by inflows of $4.5 billion from Passive AUM.

Retail net long-term outflows were $8.3 billion while institutional net long-term inflows were $1.5 billion. Net long-term flows by asset class include net long-term inflows of $4.8 billion in fixed income products offset by outflows of $7.7 billion in equity products, $2.3 billion in balanced products and $1.6 billion in alternative products. On a geographic basis, the Americas, UK and EMEA ex UK experienced net long-term outflows of $3.9 billion, $1.9 billion and $1.1 billion, respectively.

Net market losses and foreign exchange rate movements decreased AUM by $142.3 billion and $19.7 billion, respectively, in the second quarter. We had inflows of $3.5 billion into money market funds and outflows of $2.0 billion from non-management fee earning products during the quarter. Ending AUM decreased 10.6%, while average AUM decreased 5.7% in the second quarter compared to the first quarter.

Summary of net flows (in billions)	Q2-22	Q1-22	Q2-21
Active	$(11.3)	$0.8	$2.1
Passive	4.5	16.4	29.0
Net long-term flows	(6.8)	17.2	31.1
Non-management fee earning AUM	(2.0)	(1.0)	2.5
Money market	3.5	12.8	19.8
Total net flows	$(5.3)	$29.0	$53.4

Annualized long-term organic growth rate (1)	(2.4)%	5.8%	10.6%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Second Quarter Highlights:

Financial Results	Q2-22		Q1-22		Q2-22 vs. Q1-22	Q2-21		Q2-22 vs. Q2-21
U.S. GAAP Financial Measures
Operating revenues	$1,530.4	m	$1,629.4	m	(6.1)%	$1,721.4	m	(11.1)%
Operating income	$344.7	m	$377.7	m	(8.7)%	$470.9	m	(26.8)%
Operating margin	22.5%		23.2%			27.4%
Net income attributable to Invesco Ltd.	$121.0	m	$197.7	m	(38.8)%	$368.3	m	(67.1)%
Diluted EPS	$0.26		$0.43		(39.5)%	$0.79		(67.1)%

Adjusted Financial Measures (1)
Net revenues	$1,173.9	m	$1,252.4	m	(6.3)%	$1,302.9	m	(9.9)%
Adjusted operating income	$411.9	m	$494.6	m	(16.7)%	$540.5	m	(23.8)%
Adjusted operating margin	35.1%		39.5%			41.5%
Adjusted net income attributable to Invesco Ltd.	$180.3	m	$259.3	m	(30.5)%	$364.7	m	(50.6)%
Adjusted diluted EPS	$0.39		$0.56		(30.4)%	$0.78		(50.0)%

Assets Under Management
Ending AUM	$1,390.4	bn	$1,555.9	bn	(10.6)%	$1,525.0	bn	(8.8)%
Average AUM	$1,457.2	bn	$1,545.1	bn	(5.7)%	$1,480.2	bn	(1.6)%

Headcount	8,506		8,549		(0.5)%	8,483		0.3%
(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

U.S. GAAP Operating Results:

Second Quarter 2022 compared to First Quarter 2022

Operating revenues and expenses: Lower average AUM driven by market declines, changes in foreign exchange rates on AUM and net outflows resulted in a decrease in operating revenues of $99.0 million in the second quarter compared to the first quarter. Investment management fees decreased by $67.0 million during the period, which was net of the favorable impact of lower money market waivers of $20.5 million. Service and distribution fees decreased $25.2 million. Performance fees were $9.2 million for the second quarter, an increase of $8.2 million from the previous quarter. Other revenues decreased $15.0 million in the second quarter, resulting from lower front end fees and real estate disposition fees. Foreign exchange rate changes in the second quarter decreased operating revenues by $19.9 million.

Operating expenses decreased $66.0 million in the second quarter as compared to the first quarter. Third party distribution, service and advisory costs were down $37.6 million during the quarter resulting from lower average AUM. Employee compensation expense decreased $25.7 million in the second quarter. The decrease resulted primarily from lower seasonal payroll taxes and variable compensation costs. Marketing expenses were up $12.1 million, reflecting higher advertising and client event costs. General and administrative expenses were up $17.5 million in the second quarter, primarily driven by $14 million of net fund-related expenses. Increased travel costs also contributed to the rise in marketing and general and administrative costs in the second quarter as travel activity returned to more normalized levels with the easing of COVID-19-related travel restrictions. Transaction, integration and restructuring costs decreased $35.0 million in the second quarter to $0.2 million. During the quarter, restructuring costs were almost fully offset by $15 million of ongoing insurance recoveries related to the OppenheimerFunds acquisition-related matter. Foreign exchange rate changes in the second quarter decreased operating expenses by $17.8 million.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $24.7 million, earned primarily from our China joint venture. Other gains and losses was a net loss of $90.0 million, driven by market value changes on deferred compensation and seed money investments. Other net income/(expense) of consolidated investment products (CIP) was a gain of $26.2 million, primarily driven by market gains on the underlying investments held by the funds, which are generally recorded on a one to three month lag.

The effective tax rate was 22.3% in the second quarter as compared to 25.9% in the first quarter. The decrease in the effective tax rate in the second quarter is primarily due to the increase in income attributable to interests in CIP.

Diluted earnings per common share: Diluted earnings per common share was $0.26 for the second quarter of 2022.

Second Quarter 2022 compared to Second Quarter 2021

Operating revenues and expenses: Lower average AUM driven by market declines, changes in foreign exchange rates on AUM and net AUM outflows resulted in a decrease in operating revenues of $191.0 million in the second quarter of 2022 compared to the second quarter of 2021. Investment management fees decreased by $133.9 million during the period, which was net of the favorable impact of lower money market waivers of $35.5 million. Service and distribution fees decreased by $47.2 million. Performance fees were $9.2 million for the second quarter, a decrease of $1.3 million from the second quarter of 2021. Other revenues decreased $8.6 million, resulting from lower front end fees. Foreign exchange rate changes in the second quarter of 2022 decreased operating revenues by $39.6 million.

Operating expenses decreased $64.8 million compared to the second quarter of 2021. Third party distribution, service and advisory costs were down $64.6 million resulting from lower average AUM. Employee compensation expense decreased $79.8 million compared to the second quarter of 2021. The decrease was primarily comprised of fair value changes on deferred compensation liabilities and reduced variable compensation. Marketing expenses rose by $9.3 million, related to increased client events and advertising. General administrative expenses increased by $16.4 million primarily driven by a net $14 million of fund-related expenses. Increased travel costs also contributed to the rise in marketing and general and administrative costs in the second quarter as travel activity returned to more normalized levels with the easing of COVID-19-related travel restrictions. Transaction, integration and restructuring costs increased to an expense of $0.2 million in the second quarter of 2022 from a benefit of $47.1 million in the second quarter of 2021. Foreign exchange rate changes in the second quarter of 2022 decreased operating expenses by $37.6 million.

The effective tax rate was 22.3% in the second quarter of 2022 as compared to 23.7% in the second quarter of 2021. The effective tax rate was higher in the second quarter of 2021 primarily due to an increase in tax expense related to the remeasurement of deferred tax assets and liabilities following the enactment of an increase in the UK corporate tax rate, which was partially offset by the change in the mix of income across tax jurisdiction in the second quarter of 2022.

Adjusted(1) Operating Results:

Second Quarter 2022 compared to First Quarter 2022

Net revenues decreased $78.5 million or 6.3% as compared to the first quarter, resulting from lower average AUM. The impact of decreased investment management fees, service and distribution fees and other revenues was partially offset by lower third party distribution, service and advisory costs.

Adjusted operating expenses increased 0.6% in the second quarter to $762.0 million from $757.8 million in the first quarter, reflecting increased marketing and general and administrative costs partially offset by lower employee compensation costs.

Adjusted operating income decreased $82.7 million to $411.9 million in the second quarter from $494.6 million in the first quarter. Adjusted operating margin declined to 35.1% from 39.5% for the prior quarter.

Adjusted diluted earnings per common share decreased to $0.39 as a result of lower operating income, net market losses on our investments and lower equity in earnings compared to the first quarter. The effective tax rate on adjusted net income increased to 24.8% in the second quarter from 24.2% in the first quarter.

Second Quarter 2022 compared to Second Quarter 2021

Net revenues decreased $129.0 million or 9.9% as compared to the second quarter of 2021, resulting from lower average AUM. The impact of decreased investment management fees, service and distribution fees and other revenues was partially offset by lower third party distribution, service and advisory costs.

Adjusted operating expenses decreased $0.4 million or 0.1% to $762.0 million from $762.4 million in the second quarter of 2021, reflecting lower employee compensation costs offset by higher marketing, general and administrative and property, office and technology costs.

Adjusted operating income decreased $128.6 million to $411.9 million from $540.5 million in the second quarter of 2021. Adjusted operating margin declined to 35.1% from 41.5% for the prior year quarter.

Adjusted diluted earnings per common share decreased to $0.39 as a result of lower operating income, net market losses on our investments and lower equity in earnings in the second quarter of 2022, compared to the second quarter of 2021. The effective tax rate on adjusted net income increased to 24.8% in the second quarter of 2022 from 22.8% in the second quarter of 2021. The rate increase is primarily due to the change in the mix of income across tax jurisdictions.
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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:

Cash and cash equivalents: $936.8 million at June 30, 2022 ($1,309.6 million as of March 31, 2022).

Debt: $1,671.2 million at June 30, 2022 ($2,085.7 million as of March 31, 2022). The credit facility balance was $184.6 million at June 30, 2022 (zero as of March 31, 2022).

On May 6, 2022, the company redeemed the $600 million Senior Notes due November 30, 2022.

Common shares outstanding (end of period): 454.9 million

Diluted common shares outstanding (end of period): 459.6 million

Dividends paid: $85.6 million (common); $59.2 million (preferred)

Common dividends declared: The company is announcing a second quarter cash dividend of $0.1875 per share to holders of common shares. The dividend is payable on September 2, 2022, to common shareholders of record at the close of business on August 12, 2022, with an ex-dividend date of August 11, 2022.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from June 1, 2022 through August 31, 2022. The preferred dividend is payable on September 1, 2022 to preferred shareholders of record at the close of business on August 15, 2022.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in more than 20 countries, Invesco managed $1.4 trillion in assets on behalf of clients worldwide as of June 30, 2022. For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, July 27, 2022, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Tuesday, August 9, 2022 at 5:00 p.m. ET by calling 1-888-566-0411 for U.S. and Canadian callers or 1-203-369-3041 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and the COVID-19 pandemic and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-22	Q1-22	% Change	Q2-21	% Change
Operating revenues:
Investment management fees	$1,113.5	$1,180.5	(5.7)%	$1,247.4	(10.7)%
Service and distribution fees	353.8	379.0	(6.6)%	401.0	(11.8)%
Performance fees	9.2	1.0	820.0%	10.5	(12.4)%
Other	53.9	68.9	(21.8)%	62.5	(13.8)%
Total operating revenues	1,530.4	1,629.4	(6.1)%	1,721.4	(11.1)%
Operating expenses:
Third-party distribution, service and advisory	475.0	512.6	(7.3)%	539.6	(12.0)%
Employee compensation	407.2	432.9	(5.9)%	487.0	(16.4)%
Marketing	33.8	21.7	55.8%	24.5	38.0%
Property, office and technology	135.0	132.0	2.3%	127.2	6.1%
General and administrative	119.7	102.2	17.1%	103.3	15.9%
Transaction, integration and restructuring	0.2	35.2	(99.4)%	(47.1)	N/A
Amortization of intangible assets	14.8	15.1	(2.0)%	16.0	(7.5)%
Total operating expenses	1,185.7	1,251.7	(5.3)%	1,250.5	(5.2)%
Operating income	344.7	377.7	(8.7)%	470.9	(26.8)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	24.7	33.4	(26.0)%	37.2	(33.6)%
Interest and dividend income	2.1	1.2	75.0%	0.4	425.0%
Interest expense	(25.8)	(23.2)	11.2%	(24.6)	4.9%
Other gains and losses, net	(90.0)	(45.5)	97.8%	43.4	N/A
Other income/(expense) of CIP, net	26.2	(23.3)	N/A	122.0	(78.5)%
Income before income taxes	281.9	320.3	(12.0)%	649.3	(56.6)%
Income tax provision	(63.0)	(82.8)	(23.9)%	(154.2)	(59.1)%
Net income	218.9	237.5	(7.8)%	495.1	(55.8)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(38.7)	19.4	N/A	(67.6)	(42.8)%
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income attributable to Invesco Ltd.	$121.0	$197.7	(38.8)%	$368.3	(67.1)%

Earnings per common share:
---basic	$0.27	$0.43	(37.2)%	$0.80	(66.3)%
---diluted	$0.26	$0.43	(39.5)%	$0.79	(67.1)%

Average common shares outstanding:
---basic	456.5	459.5	(0.7)%	462.8	(1.4)%
---diluted	459.5	462.4	(0.6)%	466.2	(1.4)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

in millions	Q2-22	Q1-22	Q2-21
Operating revenues, U.S. GAAP basis	$1,530.4	$1,629.4	$1,721.4
Invesco Great Wall (1)	106.1	124.1	110.9
Revenue Adjustments (2)
Investment management fees	(193.1)	(205.9)	(212.8)
Service and distribution fees	(240.3)	(257.7)	(269.7)
Other	(41.6)	(49.0)	(57.1)
Total Revenue Adjustments	$(475.0)	$(512.6)	$(539.6)
CIP	12.4	11.5	10.2
Net revenues	$1,173.9	$1,252.4	$1,302.9

Reconciliation of Operating income to Adjusted operating income:

in millions	Q2-22	Q1-22	Q2-21
Operating income, U.S. GAAP basis	$344.7	$377.7	$470.9
Invesco Great Wall (1)	62.2	73.7	62.0
CIP	16.1	14.8	19.2
Transaction, integration and restructuring (3)	0.2	35.2	(47.1)
Amortization of intangible assets	14.8	15.1	16.0
Compensation expense related to market valuation changes in deferred compensation plans	(26.1)	(21.9)	19.5
Adjusted operating income	$411.9	$494.6	$540.5

Operating margin (4)	22.5%	23.2%	27.4%
Adjusted operating margin (5)	35.1%	39.5%	41.5%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q2-22	Q1-22	Q2-21
Net income attributable to Invesco Ltd., U.S. GAAP basis	$121.0	$197.7	$368.3
Transaction, integration and restructuring, net of tax (3)	0.2	27.0	(34.8)
Amortization of intangible assets and related tax benefits (6)	18.6	18.8	21.8
Deferred compensation plan market valuation changes and dividend income less compensation expense, net of tax	40.5	15.8	(7.6)
Impact of tax rate changes (7)	—	—	17.0
Adjusted net income attributable to Invesco Ltd. (8)	$180.3	$259.3	$364.7

Average common shares outstanding - diluted	459.5	462.4	466.2
Diluted EPS	$0.26	$0.43	$0.79
Adjusted diluted EPS (9)	$0.39	$0.56	$0.78

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q2-22	Q1-22	Q2-21
Operating expenses, U.S. GAAP basis	$1,185.7	$1,251.7	$1,250.5
Invesco Great Wall (1)	43.9	50.4	48.9
Third party distribution, service and advisory expenses	(475.0)	(512.6)	(539.6)
CIP	(3.7)	(3.3)	(9.0)
Transaction, integration and restructuring (3)	(0.2)	(35.2)	47.1
Amortization of intangible assets	(14.8)	(15.1)	(16.0)
Compensation expense related to market valuation changes in deferred compensation plans	26.1	21.9	(19.5)
Adjusted operating expenses	$762.0	$757.8	$762.4

Employee compensation, U.S. GAAP basis	$407.2	$432.9	$487.0
Invesco Great Wall (1)	34.8	40.4	39.5
Compensation expense related to market valuation changes in deferred compensation plans	26.1	21.9	(19.5)
Adjusted employee compensation	$468.1	$495.2	$507.0

Marketing, U.S. GAAP basis	$33.8	$21.7	$24.5
Invesco Great Wall (1)	2.6	4.4	4.1
Adjusted marketing	$36.4	$26.1	$28.6

Property, office and technology, U.S. GAAP basis	$135.0	$132.0	$127.2
Invesco Great Wall (1)	5.0	3.7	3.2
Adjusted property, office and technology	$140.0	$135.7	$130.4

General and administrative, U.S. GAAP basis	$119.7	$102.2	$103.3
Invesco Great Wall (1)	1.5	1.9	2.1
CIP	(3.7)	(3.3)	(9.0)
Adjusted general and administrative	$117.5	$100.8	$96.4

Transaction, integration and restructuring, U.S. GAAP basis (3)	$0.2	$35.2	$(47.1)
Transaction, integration and restructuring	(0.2)	(35.2)	47.1
Adjusted transaction, integration and restructuring	$—	$—	$—

Amortization of intangible assets, U.S. GAAP basis	$14.8	$15.1	$16.0
Amortization of intangible assets	(14.8)	(15.1)	(16.0)
Adjusted amortization of intangibles	$—	$—	$—

(1)     The company reflects 100% of Invesco Great Wall in its net revenues and adjusted operating expenses. The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to noncontrolling interests.

(2) The company calculates net revenues by reducing operating revenues to exclude fees that are passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. The net revenue presentation assists in identifying the revenue contribution generated by the company, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period, as an indicator of the basis point net revenues we receive for each dollar of AUM we manage.
    Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other revenues are primarily adjusted by transaction fees passed through to third parties.

(3)    In the second quarter of 2022, Invesco received an insurance recovery of $15.0 million related to the OppenheimerFunds acquisition-related matter, which was recorded as a benefit to the Transaction, integration and restructuring expense line item. During the second quarter of 2021, the company recorded an $85.4 million benefit to the Transaction, integration and restructuring line item resulting from an adjustment to the estimated OppenheimerFunds acquisition-related liability.

(4) Operating margin is equal to operating income divided by operating revenues.

(5) Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(6) The company reflects the tax benefit realized on the tax amortization of goodwill and intangibles in adjusted net income. We believe it is useful to include this tax benefit in arriving at the adjusted diluted EPS measure.

(7)    The second quarter of 2021 included a net non-cash income tax expense of $17.0 million related to the remeasurement of certain deferred tax assets and liabilities due to tax rate changes.
(8)    The effective tax rate on adjusted net income attributable to Invesco Ltd. is 24.8% (first quarter 2022: 24.2%; second quarter 2021: 22.8%).

(9) Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding. There is no difference between the calculated earnings per common share amounts presented above and the calculated earnings per common share amounts under the two class method.

Invesco Ltd.
Quarterly Assets Under Management

in billions	Q2-22	Q1-22	% Change	Q2-21
Beginning Assets	$1,555.9	$1,610.9	(3.4)%	$1,404.1
Long-term inflows	81.4	106.3	(23.4)%	114.4
Long-term outflows	(88.2)	(89.1)	(1.0)%	(83.3)
Net long-term flows	(6.8)	17.2	N/A	31.1
Net flows in non-management fee earning AUM (a)	(2.0)	(1.0)	100.0%	2.5
Net flows in money market funds	3.5	12.8	(72.7)%	19.8
Total net flows	(5.3)	29.0	N/A	53.4
Reinvested distributions	1.8	0.8	125.0%	0.9
Market gains and losses	(142.3)	(80.9)	75.9%	65.6
Foreign currency translation	(19.7)	(3.9)	405.1%	1.0
Ending Assets	$1,390.4	$1,555.9	(10.6)%	$1,525.0

Ending long-term AUM	$1,063.7	$1,184.4	(10.2)%	$1,199.0
Average long-term AUM	$1,117.2	$1,187.7	(5.9)%	$1,173.9
Average AUM	$1,457.2	$1,545.1	(5.7)%	$1,480.2
Average QQQ AUM	$169.0	$189.0	(10.6)%	$162.7

in billions	Total AUM	Active(d)	Passive(d)
March 31, 2022	$1,555.9	$1,042.7	$513.2
Long-term inflows	81.4	48.8	32.6
Long-term outflows	(88.2)	(60.1)	(28.1)
Net long-term flows	(6.8)	(11.3)	4.5
Net flows in non-management fee earning AUM (a)	(2.0)	—	(2.0)
Net flows in money market funds	3.5	3.5	—
Total net flows	(5.3)	(7.8)	2.5
Reinvested distributions	1.8	1.8	—
Market gains and losses	(142.3)	(61.6)	(80.7)
Foreign currency translation	(19.7)	(17.2)	(2.5)
June 30, 2022	$1,390.4	$957.9	$432.5

Average AUM	$1,457.2	$989.2	$468.0

By channel: (in billions)	Total	Retail	Institutional
March 31, 2022	$1,555.9	$1,044.7	$511.2
Long-term inflows	81.4	62.4	19.0
Long-term outflows	(88.2)	(70.7)	(17.5)
Net long-term flows	(6.8)	(8.3)	1.5
Net flows in non-management fee earning AUM (a)	(2.0)	0.2	(2.2)
Net flows in money market funds	3.5	0.4	3.1
Total net flows	(5.3)	(7.7)	2.4
Reinvested distributions	1.8	1.7	0.1
Market gains and losses	(142.3)	(132.6)	(9.7)
Foreign currency translation	(19.7)	(7.3)	(12.4)
June 30, 2022	$1,390.4	$898.8	$491.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
March 31, 2022	$1,555.9	$780.0	$323.9	$79.5	$162.0	$210.5
Long-term inflows	81.4	35.9	29.1	3.1	—	13.3
Long-term outflows	(88.2)	(43.6)	(24.3)	(5.4)	—	(14.9)
Net long-term flows	(6.8)	(7.7)	4.8	(2.3)	—	(1.6)
Net flows in non-management fee earning AUM (a)	(2.0)	0.2	(2.2)	—	—	—
Net flows in money market funds	3.5	—	—	—	3.5	—
Total net flows	(5.3)	(7.5)	2.6	(2.3)	3.5	(1.6)
Reinvested distributions	1.8	1.0	0.4	0.1	—	0.3
Market gains and losses	(142.3)	(121.9)	(11.6)	(1.8)	0.6	(7.6)
Foreign currency translation	(19.7)	(6.8)	(6.2)	(2.6)	(2.1)	(2.0)
June 30, 2022	$1,390.4	$644.8	$309.1	$72.9	$164.0	$199.6

Average AUM	$1,457.2	$701.9	$313.4	$74.0	$159.7	$208.2

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
March 31, 2022	$1,555.9	$1,091.5	$239.8	$169.7	$54.9
Long-term inflows	81.4	49.0	15.4	15.1	1.9
Long-term outflows	(88.2)	(52.9)	(15.3)	(16.2)	(3.8)
Net long-term flows	(6.8)	(3.9)	0.1	(1.1)	(1.9)
Net flows in non-management fee earning AUM (a)	(2.0)	(2.5)	0.9	(0.5)	0.1
Net flows in money market funds	3.5	4.0	(0.4)	(0.1)	—
Total net flows	(5.3)	(2.4)	0.6	(1.7)	(1.8)
Reinvested distributions	1.8	1.7	—	—	0.1
Market gains and losses	(142.3)	(116.3)	(3.5)	(19.3)	(3.2)
Foreign currency translation	(19.7)	(1.0)	(12.5)	(2.4)	(3.8)
June 30, 2022	$1,390.4	$973.5	$224.4	$146.3	$46.2

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Active (d)

in billions	Q2-22	Q1-22	% Change	Q2-21
Beginning Assets	$1,042.7	$1,082.5	(3.7)%	$1,006.3
Long-term inflows	48.8	61.7	(20.9)%	61.1
Long-term outflows	(60.1)	(60.9)	(1.3)%	(59.0)
Net long-term flows	(11.3)	0.8	N/A	2.1
Net flows in money market funds	3.5	12.8	(72.7)%	19.8
Total net flows	(7.8)	13.6	N/A	21.9
Reinvested distributions	1.8	0.8	125.0%	0.9
Market gains and losses	(61.6)	(50.0)	23.2%	35.3
Foreign currency translation	(17.2)	(4.2)	309.5%	1.6
Ending Assets	$957.9	$1,042.7	(8.1)%	$1,066.0

Average long-term AUM	$829.7	$895.6	(7.4)%	$921.4
Average AUM	$989.2	$1,050.0	(5.8)%	$1,049.1

By channel: (in billions)	Total	Retail	Institutional
March 31, 2022	$1,042.7	$581.9	$460.8
Long-term inflows	48.8	30.9	17.9
Long-term outflows	(60.1)	(43.8)	(16.3)
Net long-term flows	(11.3)	(12.9)	1.6
Net flows in money market funds	3.5	0.4	3.1
Total net flows	(7.8)	(12.5)	4.7
Reinvested distributions	1.8	1.7	0.1
Market gains and losses	(61.6)	(55.5)	(6.1)
Foreign currency translation	(17.2)	(6.6)	(10.6)
June 30, 2022	$957.9	$509.0	$448.9

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)
March 31, 2022	$1,042.7	$347.9	$283.3	$78.5	$162.0	$171.0
Long-term inflows	48.8	13.7	23.8	3.1	—	8.2
Long-term outflows	(60.1)	(24.5)	(21.6)	(5.4)	—	(8.6)
Net long-term flows	(11.3)	(10.8)	2.2	(2.3)	—	(0.4)
Net flows in money market funds	3.5	—	—	—	3.5	—
Total net flows	(7.8)	(10.8)	2.2	(2.3)	3.5	(0.4)
Reinvested distributions	1.8	1.0	0.4	0.1	—	0.3
Market gains and losses	(61.6)	(45.5)	(9.6)	(1.7)	0.6	(5.4)
Foreign currency translation	(17.2)	(5.1)	(5.7)	(2.6)	(2.1)	(1.7)
June 30, 2022	$957.9	$287.5	$270.6	$72.0	$164.0	$163.8

Average AUM	$989.2	$313.1	$274.4	$73.1	$159.7	$168.9

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Active (d) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
March 31, 2022	$1,042.7	$703.2	$202.3	$83.3	$53.9
Long-term inflows	48.8	28.7	13.8	4.5	1.8
Long-term outflows	(60.1)	(36.3)	(13.2)	(7.0)	(3.6)
Net long-term flows	(11.3)	(7.6)	0.6	(2.5)	(1.8)
Net flows in non-management fee earning AUM (a)	—	—	0.1	(0.1)	—
Net flows in money market funds	3.5	4.0	(0.4)	(0.1)	—
Total net flows	(7.8)	(3.6)	0.3	(2.7)	(1.8)
Reinvested distribution	1.8	1.7	—	—	0.1
Market gains and losses	(61.6)	(51.2)	(0.9)	(6.5)	(3.0)
Foreign currency translation	(17.2)	(1.0)	(10.4)	(2.0)	(3.8)
June 30, 2022	$957.9	$649.1	$191.3	$72.1	$45.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive (d)

in billions	Q2-22	Q1-22	% Change	Q2-21
Beginning Assets	$513.2	$528.4	(2.9)%	$397.8
Long-term inflows	32.6	44.6	(26.9)%	53.3
Long-term outflows	(28.1)	(28.2)	(0.4)%	(24.3)
Net long-term flows	4.5	16.4	(72.6)%	29.0
Net flows in non-management fee earning AUM (a)	(2.0)	(1.0)	100.0%	2.5
Total net flows	2.5	15.4	(83.8)%	31.5
Market gains and losses	(80.7)	(30.9)	161.2%	30.3
Foreign currency translation	(2.5)	0.3	N/A	(0.6)
Ending Assets	$432.5	$513.2	(15.7)%	$459.0

Average long-term AUM	$287.5	$292.1	(1.6)%	$252.5
Average AUM	$468.0	$495.1	(5.5)%	$431.1
Average QQQ AUM	$169.0	$189.0	(10.6)%	$162.7

By channel: (in billions)	Total	Retail	Institutional
March 31, 2022	$513.2	$462.8	$50.4
Long-term inflows	32.6	31.5	1.1
Long-term outflows	(28.1)	(26.9)	(1.2)
Net long-term flows	4.5	4.6	(0.1)
Net flows in non-management fee earning AUM (a)	(2.0)	0.2	(2.2)
Total net flows	2.5	4.8	(2.3)
Market gains and losses	(80.7)	(77.1)	(3.6)
Foreign currency translation	(2.5)	(0.7)	(1.8)
June 30, 2022	$432.5	$389.8	$42.7

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)
March 31, 2022	$513.2	$432.1	$40.6	$1.0	$—	$39.5
Long-term inflows	32.6	22.2	5.3	—	—	5.1
Long-term outflows	(28.1)	(19.1)	(2.7)	—	—	(6.3)
Net long-term flows	4.5	3.1	2.6	—	—	(1.2)
Net flows in non-management fee earning AUM (a)	(2.0)	0.2	(2.2)	—	—	—
Total net flows	2.5	3.3	0.4	—	—	(1.2)
Market gains and losses	(80.7)	(76.4)	(2.0)	(0.1)	—	(2.2)
Foreign currency translation	(2.5)	(1.7)	(0.5)	—	—	(0.3)
June 30, 2022	$432.5	$357.3	$38.5	$0.9	$—	$35.8

Average AUM	$468.0	$388.8	$39.0	$0.9	$—	$39.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive (d) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
March 31, 2022	$513.2	$388.3	$37.5	$86.4	$1.0
Long-term inflows	32.6	20.3	1.6	10.6	0.1
Long-term outflows	(28.1)	(16.6)	(2.1)	(9.2)	(0.2)
Net long-term flows	4.5	3.7	(0.5)	1.4	(0.1)
Net flows in non-management fee earning AUM (a)	(2.0)	(2.5)	0.8	(0.4)	0.1
Total net flows	2.5	1.2	0.3	1.0	—
Market gains and losses	(80.7)	(65.1)	(2.6)	(12.8)	(0.2)
Foreign currency translation	(2.5)	—	(2.1)	(0.4)	—
June 30, 2022	$432.5	$324.4	$33.1	$74.2	$0.8

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

in billions	June 30, 2022	June 30, 2021	% Change
Beginning Assets	$1,610.9	$1,349.9	19.3%
Long-term inflows	187.7	234.6	(20.0)%
Long-term outflows	(177.3)	(179.0)	(0.9)%
Net long-term flows	10.4	55.6	(81.3)%
Net flows in non-management fee earning AUM (a)	(3.0)	2.6	N/A
Net flows in money market funds	16.3	27.1	(39.9)%
Total net flows	23.7	85.3	(72.2)%
Reinvested distributions	2.6	1.8	44.4%
Market gains and losses	(223.2)	90.2	N/A
Foreign currency translation	(23.6)	(2.2)	972.7%
Ending Assets	$1,390.4	$1,525.0	(8.8)%

Average long-term AUM	$1,152.4	$1,142.1	0.9%
Average AUM	$1,501.2	$1,437.7	4.4%

in billions	Total AUM	Active(d)	Passive(d)
December 31, 2021	$1,610.9	$1,082.5	$528.4
Long-term inflows	187.7	110.5	77.2
Long-term outflows	(177.3)	(121.0)	(56.3)
Net long-term flows	10.4	(10.5)	20.9
Net flows in non-management fee earning AUM (a)	(3.0)	—	(3.0)
Net flows in money market funds	16.3	16.3	—
Total net flows	23.7	5.8	17.9
Reinvested distributions	2.6	2.6	—
Market gains and losses	(223.2)	(111.6)	(111.6)
Foreign currency translation	(23.6)	(21.4)	(2.2)
June 30, 2022	$1,390.4	$957.9	$432.5

Average AUM	$1,501.2	$1,019.6	$481.6

By channel: (in billions)	Total	Retail	Institutional
December 31, 2021	$1,610.9	$1,106.5	$504.4
Long-term inflows	187.7	143.5	44.2
Long-term outflows	(177.3)	(141.4)	(35.9)
Net long-term flows	10.4	2.1	8.3
Net flows in non-management fee earning AUM (a)	(3.0)	0.6	(3.6)
Net flows in money market funds	16.3	2.5	13.8
Total net flows	23.7	5.2	18.5
Reinvested distributions	2.6	2.4	0.2
Market gains and losses	(223.2)	(206.9)	(16.3)
Foreign currency translation	(23.6)	(8.4)	(15.2)
June 30, 2022	$1,390.4	$898.8	$491.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Asset Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
December 31, 2021	$1,610.9	$841.6	$334.8	$88.6	$148.8	$197.1
Long-term inflows	187.7	86.5	58.5	8.6	—	34.1
Long-term outflows	(177.3)	(88.6)	(48.9)	(11.7)	—	(28.1)
Net long-term flows	10.4	(2.1)	9.6	(3.1)	—	6.0
Net flows in non-management fee earning AUM (a)	(3.0)	0.6	(3.6)	—	—	—
Net flows in money market funds	16.3	—	—	—	16.3	—
Total net flows	23.7	(1.5)	6.0	(3.1)	16.3	6.0
Reinvested distributions	2.6	1.2	0.7	0.2	—	0.5
Market gains and losses	(223.2)	(188.4)	(24.3)	(10.1)	1.0	(1.4)
Foreign currency translation	(23.6)	(8.1)	(8.1)	(2.7)	(2.1)	(2.6)
June 30, 2022	$1,390.4	$644.8	$309.1	$72.9	$164.0	$199.6

Average AUM	$1,501.2	$739.3	$320.6	$78.8	$157.1	$205.4

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
December 31, 2021	1,610.9	1,132.5	247.3	171.5	59.6
Long-term inflows	187.7	110.5	36.8	36.6	3.8
Long-term outflows	(177.3)	(106.5)	(31.1)	(31.8)	(7.9)
Net long-term flows	10.4	4.0	5.7	4.8	(4.1)
Net flows in non-management fee earning AUM (a)	(3.0)	(4.7)	0.8	0.6	0.3
Net flows in money market funds	16.3	16.4	0.8	(0.9)	—
Total net flows	23.7	15.7	7.3	4.5	(3.8)
Reinvested distributions	2.6	2.5	—	—	0.1
Market gains and losses	(223.2)	(176.3)	(15.9)	(26.5)	(4.5)
Foreign currency translation	(23.6)	(0.9)	(14.3)	(3.2)	(5.2)
June 30, 2022	1,390.4	973.5	224.4	146.3	46.2

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Active (d)

in billions	June 30, 2022	June 30, 2021	% Change
Beginning Assets	$1,082.5	$979.3	10.5%
Long-term inflows	110.5	137.4	(19.6)%
Long-term outflows	(121.0)	(127.8)	(5.3)%
Net long-term flows	(10.5)	9.6	N/A
Net flows in money market funds	16.3	27.1	(39.9)%
Total net flows	5.8	36.7	(84.2)%
Reinvested distributions	2.6	1.8	44.4%
Market gains and losses	(111.6)	49.5	N/A
Foreign currency translation	(21.4)	(1.3)	1,546.2%
Ending Assets	$957.9	$1,066.0	(10.1)%

Average long-term AUM	$862.6	$907.1	(4.9)%
Average AUM	$1,019.6	$1,028.8	(0.9)%

By channel: (in billions)	Total	Retail	Institutional
December 31, 2021	$1,082.5	$631.7	$450.8
Long-term inflows	110.5	68.0	42.5
Long-term outflows	(121.0)	(87.2)	(33.8)
Net long-term flows	(10.5)	(19.2)	8.7
Net flows in money market funds	16.3	2.5	13.8
Total net flows	5.8	(16.7)	22.5
Reinvested distributions	2.6	2.4	0.2
Market gains and losses	(111.6)	(100.9)	(10.7)
Foreign currency translation	(21.4)	(7.5)	(13.9)
June 30, 2022	$957.9	$509.0	$448.9

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)
December 31, 2021	$1,082.5	$389.6	$293.1	$87.4	$148.8	$163.6
Long-term inflows	110.5	32.8	48.3	8.6	—	20.8
Long-term outflows	(121.0)	(48.7)	(43.6)	(11.6)	—	(17.1)
Net long-term flows	(10.5)	(15.9)	4.7	(3.0)	—	3.7
Net flows in money market funds	16.3	—	—	—	16.3	—
Total net flows	5.8	(15.9)	4.7	(3.0)	16.3	3.7
Reinvested distributions	2.6	1.2	0.7	0.2	—	0.5
Market gains and losses	(111.6)	(80.7)	(20.3)	(9.9)	1.0	(1.7)
Foreign currency translation	(21.4)	(6.7)	(7.6)	(2.7)	(2.1)	(2.3)
June 30, 2022	$957.9	$287.5	$270.6	$72.0	$164.0	$163.8

Average AUM	$1,019.6	$335.9	$280.8	$77.7	$157.1	$168.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Active (d) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
December 31, 2021	$1,082.5	$724.5	$208.8	$90.5	$58.7
Long-term inflows	110.5	63.2	33.6	10.2	3.5
Long-term outflows	(121.0)	(71.8)	(27.9)	(13.9)	(7.4)
Net long-term flows	(10.5)	(8.6)	5.7	(3.7)	(3.9)
Net flows in non-management fee earning AUM (a)	—	—	0.1	(0.1)	—
Net flows in money market funds	16.3	16.4	0.8	(0.9)	—
Total net flows	5.8	7.8	6.6	(4.7)	(3.9)
Reinvested distributions	2.6	2.5	—	—	0.1
Market gains and losses	(111.6)	(84.8)	(11.4)	(11.1)	(4.3)
Foreign currency translation	(21.4)	(0.9)	(12.7)	(2.6)	(5.2)
June 30, 2022	$957.9	$649.1	$191.3	$72.1	$45.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (d)

in billions	June 30, 2022	June 30, 2021	% Change
Beginning Assets	$528.4	$370.6	42.6%
Long-term inflows	77.2	97.2	(20.6)%
Long-term outflows	(56.3)	(51.2)	10.0%
Net long-term flows	20.9	46.0	(54.6)%
Net flows in non-management fee earning AUM (a)	(3.0)	2.6	N/A
Total net flows	17.9	48.6	(63.2)%
Market gains and losses	(111.6)	40.7	N/A
Foreign currency translation	(2.2)	(0.9)	144.4%
Ending Assets	$432.5	$459.0	(5.8)%

Average long-term AUM	$289.8	$235.0	23.3%
Average AUM	$481.6	$408.9	17.8%
Average QQQ AUM	$179.0	$157.9	13.4%

By channel: (in billions)	Total	Retail	Institutional
December 31, 2021	$528.4	$474.8	$53.6
Long-term inflows	77.2	75.5	1.7
Long-term outflows	(56.3)	(54.2)	(2.1)
Net long-term flows	20.9	21.3	(0.4)
Net flows in non-management fee earning AUM (a)	(3.0)	0.6	(3.6)
Total net flows	17.9	21.9	(4.0)
Market gains and losses	(111.6)	(106.0)	(5.6)
Foreign currency translation	(2.2)	(0.9)	(1.3)
June 30, 2022	$432.5	$389.8	$42.7

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)
December 31, 2021	$528.4	$452.0	$41.7	$1.2	$—	$33.5
Long-term inflows	77.2	53.7	10.2	—	—	13.3
Long-term outflows	(56.3)	(39.9)	(5.3)	(0.1)	—	(11.0)
Net long-term flows	20.9	13.8	4.9	(0.1)	—	2.3
Net flows in non-management fee earning AUM (a)	(3.0)	0.6	(3.6)	—	—	—
Total net flows	17.9	14.4	1.3	(0.1)	—	2.3
Market gains and losses	(111.6)	(107.7)	(4.0)	(0.2)	—	0.3
Foreign currency translation	(2.2)	(1.4)	(0.5)	—	—	(0.3)
June 30, 2022	$432.5	$357.3	$38.5	$0.9	$—	$35.8

Average AUM	$481.6	$403.4	$39.8	$1.0	$—	$37.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (d) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
December 31, 2021	$528.4	$408.0	$38.5	$81.0	$0.9
Long-term inflows	77.2	47.3	3.2	26.4	0.3
Long-term outflows	(56.3)	(34.7)	(3.2)	(17.9)	(0.5)
Net long-term flows	20.9	12.6	—	8.5	(0.2)
Net flows in non-management fee earning AUM (a)	(3.0)	(4.7)	0.7	0.7	0.3
Total net flows	17.9	7.9	0.7	9.2	0.1
Market gains and losses	(111.6)	(91.5)	(4.5)	(15.4)	(0.2)
Foreign currency translation	(2.2)	—	(1.6)	(0.6)	—
June 30, 2022	$432.5	$324.4	$33.1	$74.2	$0.8

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(c)Long-term AUM excludes money market and non-management fee earning AUM. Ending AUM as of June 30, 2022 includes $164.0 billion in money market AUM and $162.8 billion in non-management fee earning AUM (March 31, 2022: $162.0 billion and $209.5 billion, respectively; June 30, 2021: $135.7 billion and $190.2 billion, respectively).
(d)Passive AUM includes index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM in Top Half of Benchmark				% of AUM in Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (4%)	42%	40%	15%	15%	12%	20%	11%	—%
U.S. Growth (6%)	28%	43%	43%	43%	18%	41%	29%	36%
U.S. Value (7%)	91%	59%	45%	52%	81%	41%	40%	38%
Sector (1%)	1%	1%	1%	55%	30%	24%	56%	56%
UK (1%)	79%	46%	38%	43%	100%	40%	35%	35%
Canadian (<1%)	100%	77%	77%	37%	88%	77%	40%	—%
Asian (3%)	51%	78%	86%	90%	25%	27%	59%	85%
Continental European (2%)	77%	29%	9%	92%	90%	33%	4%	91%
Global (5%)	17%	13%	6%	80%	12%	8%	—%	31%
Global Ex U.S. and Emerging Markets (9%)	11%	18%	10%	91%	18%	1%	10%	12%
Fixed Income (1)
Money Market (23%)	19%	77%	96%	100%	78%	80%	79%	98%
U.S. Fixed Income (11%)	31%	74%	83%	97%	27%	67%	82%	92%
Global Fixed Income (7%)	49%	83%	78%	92%	66%	69%	74%	87%
Stable Value (6%)	100%	100%	100%	100%	97%	97%	97%	100%
Other (1)
Alternatives (7%)	29%	48%	41%	34%	66%	51%	49%	44%
Balanced (8%)	41%	94%	65%	65%	37%	62%	87%	94%

Note: Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.

Data as of June 30, 2022. AUM measured in the one, three, five and ten year quartile rankings represents 47%, 46%, 45% and 41% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 60%, 58%, 56% and 51% of total Invesco AUM. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (e.g., Morningstar, IA, Lipper, eVestment, Mercer, Galaxy, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)    Numbers in parenthesis reflect AUM for each investment product (see Note above for exclusions) as a percentage of the total AUM for the five-year peer group ($632 billion).

Invesco Ltd.
Supplemental Information (1)

	For the three months ended June 30, 2022			For the three months ended June 30, 2021
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash, cash equivalents and restricted cash, beginning of period (2)	$1,614.1	$304.5	$1,309.6	$1,795.9	$429.6	$1,366.3
Cash flows from operating activities	123.1	(151.2)	274.3	507.7	(18.8)	526.5
Cash flows from investing activities	(76.7)	(36.7)	(40.0)	(83.8)	(44.4)	(39.4)
Cash flows from financing activities	(477.7)	84.4	(562.1)	(482.7)	36.6	(519.3)
Increase/(decrease) in cash and cash equivalents	(431.3)	(103.5)	(327.8)	(58.8)	(26.6)	(32.2)
Foreign exchange movement on cash and cash equivalents	(50.0)	(5.0)	(45.0)	—	1.1	(1.1)
Invesco and CIP cash and cash equivalents, end of the period	$1,132.8	$196.0	$936.8	$1,737.1	$404.1	$1,333.0

	For the six months ended June 30, 2022			For the six months ended June 30, 2021
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash, cash equivalents and restricted cash, beginning of period (2)	$2,147.1	$250.7	$1,896.4	$1,839.3	$301.7	$1,537.6
Cash flows from operating activities	(252.3)	(407.2)	154.9	480.8	(120.4)	601.2
Cash flows from investing activities	(155.8)	(38.3)	(117.5)	(223.7)	(169.0)	(54.7)
Cash flows from financing activities	(533.0)	398.6	(931.6)	(344.9)	396.5	(741.4)
Increase/(decrease) in cash and cash equivalents	(941.1)	(46.9)	(894.2)	(87.8)	107.1	(194.9)
Foreign exchange movement on cash and cash equivalents	(73.2)	(7.8)	(65.4)	(14.4)	(4.7)	(9.7)
Invesco and CIP cash and cash equivalents, end of the period	$1,132.8	$196.0	$936.8	$1,737.1	$404.1	$1,333.0

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2) There was no restricted cash during three and six months ended June 30, 2022. The beginning of period cash excluding CIP for the three and six months ended June 30, 2021 included restricted cash of $208.0 million and $129.2 million, respectively. There was no restricted cash at the end of the period for the three and six months ended June 30, 2021.

Invesco Ltd.
Supplemental Information(1)

	As of June 30, 2022				As of December 31, 2021
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$936.8	$—	$—	$936.8	$1,896.4	—	—	$1,896.4
Investments	884.6	(448.2)	—	1,332.8	926.3	(454.8)	—	1,381.1
Investments and other assets of CIP	9,007.9	9,007.9	—	—	9,575.1	9,575.1	—	—
Cash and cash equivalents of CIP	196.0	196.0	—	—	250.7	250.7	—	—
Assets held for policyholders	1,067.7	—	1,067.7	—	1,893.6	—	1,893.6	—
Goodwill and intangible assets, net	15,820.6	—	—	15,820.6	16,110.5	—	—	16,110.5
Other assets (2)	2,273.1	(8.4)	—	2,281.5	2,033.0	(6.4)	—	2,039.4
Total assets	30,186.7	8,747.3	1,067.7	20,371.7	32,685.6	9,364.6	1,893.6	21,427.4
LIABILITIES
Debt of CIP	6,731.1	6,731.1	—	—	7,336.1	7,336.1	—	—
Other liabilities of CIP	443.0	443.0	—	—	846.3	846.3	—	—
Policyholder payables	1,067.7	—	1,067.7	—	1,893.6	—	1,893.6	—
Debt	1,671.2	—	—	1,671.2	2,085.1	—	—	2,085.1
Other liabilities (3)	3,586.1	—	—	3,586.1	3,845.7	—	—	3,845.7
Total liabilities	13,499.1	7,174.1	1,067.7	5,257.3	16,006.8	8,182.4	1,893.6	5,930.8
EQUITY
Total equity attributable to Invesco Ltd.	15,113.7	(0.1)	—	15,113.8	15,495.8	(0.1)	—	15,495.9
Noncontrolling interests (4)	1,573.9	1,573.3	—	0.6	1,183.0	1,182.3	—	0.7
Total equity	16,687.6	1,573.2	—	15,114.4	16,678.8	1,182.2	—	15,496.6
Total liabilities and equity	$30,186.7	$8,747.3	$1,067.7	$20,371.7	$32,685.6	$9,364.6	$1,893.6	$21,427.4

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2) Amounts include accounts receivable, prepaid assets, unsettled funds receivables, property, equipment and software, right-of-use asset, and other assets.

(3) Amounts include accrued compensation and benefits, unsettled funds payables, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.

(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.